Exhibit 10.1
$125,000,000 AGGREGATE PRINCIPAL AMOUNT
FIRST POTOMAC REALTY INVESTMENT LIMITED PARTNERSHIP
4.0% EXCHANGEABLE SENIOR NOTES DUE 2011
Registration Rights Agreement
dated December 11, 2006

     REGISTRATION RIGHTS AGREEMENT, dated as of December 11, 2006, among First Potomac Realty Investment Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), First Potomac Realty Trust, a Maryland real estate investment trust (the “Company”), Wachovia Capital Markets, LLC as representative (the “Representative”) of the several initial purchasers (the “Initial Purchasers”) under the Purchase Agreement (as defined below).
     Pursuant to the Purchase Agreement, dated as of December 11, 2006, among the Operating Partnership, the Company, the Representative and the Initial Purchasers (the “Purchase Agreement”), relating to the initial placement (the “Initial Placement”) of the Notes (as defined below), the Initial Purchasers have agreed to purchase from the Operating Partnership $125,000,000 (including $15,000,000 pursuant to the Initial Purchasers’ exercise in full of their over-allotment option) in aggregate principal amount of 4.0% Exchangeable Senior Notes due 2011 (the “Notes”). The Notes will be exchangeable, subject to the terms thereof, into fully paid, nonassessable common shares of beneficial interest, par value $0.001 per share, of the Company (the “Common Shares”). The Notes will be fully and unconditionally guaranteed as to the payment of principal and interest by the Company. The Company has agreed to provide the registration rights set forth in this Agreement whereby the Company agrees with you for your benefit and the benefit of the holders from time to time of the Notes (including the Initial Purchasers) (each a “Holder” and, collectively, the “Holders”), as follows:
     1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:
     “Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Additional Interest” shall have the meaning set forth in Section 7 hereof.
     “Affiliate” shall have the meaning specified in Rule 405 under the Act and the terms “controlling” and “controlled” shall have meanings correlative thereto.
     “Automatic Shelf Registration Statement” shall mean a Registration Statement filed by a Well-Known Seasoned Issuer which shall become effective upon filing thereof pursuant to General Instruction I.D for Form S-3.
     “Broker-Dealer” shall mean any broker or dealer registered as such under the Exchange Act.
     “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.
     “Closing Date” shall mean the date of the first issuance of the Notes.
     “Commission” shall mean the Securities and Exchange Commission.

     “Note” shall have the meaning set forth in the preamble.
     “Deferral Period” shall have the meaning indicated in Section 3(i) hereof.
     “DTC” shall mean The Depository Trust Company, New York, New York.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Exchange Price” shall have the meaning specified in the Indenture.
     “Final Memorandum” shall mean the offering memorandum, dated December 5, 2006, relating to the offering of the Notes, including any and all annexes thereto and any information incorporated by reference therein as of such date.
     “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 under the Act.
     “Holder” shall have the meaning set forth in the preamble hereto.
     “Indenture” shall mean the Indenture relating to the Notes, dated as of December 11, 2006, by and among the Operating Partnership, the Company, as guarantor, and Wells Fargo Bank, National Association, as trustee, as the same may be amended from time to time in accordance with the terms thereof.
     “Initial Placement” shall have the meaning set forth in the preamble hereto.
     “Initial Purchasers” shall have the meaning set forth in the preamble hereto.
     “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433 under the Act.
     “Losses” shall have the meaning set forth in Section 5(d) hereof.
     “Majority Holders” shall mean, on any date, Holders of a majority of the Common Shares registered under the Shelf Registration Statement.
     “Managing Underwriters” shall mean the investment banker or investment bankers and manager or managers that administer an underwritten offering, if any, conducted pursuant to Section 6 hereof.
     “NASD Rules” shall mean the Conduct Rules and the By-Laws of the National Association of Securities Dealers, Inc.
     “Notice and Questionnaire” shall mean a written notice delivered to the Company substantially in the form attached as Annex A to the Final Memorandum.

     “Notice Holder” shall mean any Holder of Registrable Securities that has delivered a Notice and Questionnaire to the Company on or prior to the tenth day before the effectiveness of the Shelf Registration Statement.
     “Prospectus” shall mean a prospectus included in the Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A or Rule 430B under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Common Shares covered by the Shelf Registration Statement, and all amendments and supplements thereto, including any and all exhibits thereto and any information incorporated by reference therein.
     “Purchase Agreement” shall have the meaning set forth in the preamble hereto.
     “Registrable Securities” shall mean Common Shares initially issuable in exchange for the Notes initially sold to the Initial Purchasers pursuant to the Purchase Agreement other than those that have (i) been registered under the Shelf Registration Statement and disposed of in accordance therewith, (ii) have become eligible to be sold without restriction as contemplated by Rule 144(k) under the Act or any successor rule or regulation thereto that may be adopted by the Commission or (iii) ceased to be outstanding.
     “Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company and the Operating Partnership with this Agreement, including without limitation: (i) all Commission or National Association of Securities Dealers, Inc. (the “NASD”) registration and filing fees, including, if applicable, the fees and expenses of any “qualified independent underwriter” (and its counsel) that is required to be retained by any Holder of Registrable Securities in accordance with the rules and regulations of the NASD, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of one counsel for all underwriters or Holders as a group in connection with blue sky qualification of any of the Registrable Securities) and compliance with the rules of the NASD, (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Shelf Registration Statement, any Prospectus and any amendments or supplements thereto, and in preparing or assisting in preparing, printing and distributing any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) the fees and disbursements of counsel for the Company and the Operating Partnership and of the independent certified public accountants of the Company and the Operating Partnership.
     “Shelf Registration Period” shall have the meaning set forth in Section 2(c) hereof.
     “Shelf Registration Statement” shall mean a “shelf’ registration statement of the Company pursuant to the provisions of Section 2 hereof which covers some or all of the Common Shares on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.
     “Underwriter” shall mean any underwriter of Common Shares in connection with an offering thereof under the Shelf Registration Statement.
     “Well-Known Seasoned Issuer” or “WKSI” shall have the meaning set forth in Rule 405 under the Act.
     2. Shelf Registration. (a) The Company shall as promptly as practicable (but in no event later than May 1, 2007) file with the Commission a Shelf Registration Statement (which shall be an Automatic Shelf Registration Statement if the Company is a WKSI on the date of such filing) providing for the registration of, and the sale on a continuous or delayed basis by the Holders of, all of the Registrable Securities, from time to time in accordance with the methods of distribution elected by such Holders, pursuant to Rule 415 under the Act or any similar rule that may be adopted by the Commission.
     (b) If the Shelf Registration Statement is not an Automatic Shelf Registration Statement, the Company shall use its reasonable efforts to cause the Shelf Registration Statement to become or be declared effective under the Act as promptly as practicable but no later than 210 days after the Closing Date.
     (c) The Company shall use its reasonable efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Act, in order to permit the Prospectus forming part thereof to be usable by Holders for a period (the “Shelf Registration Period”) from the date the Shelf Registration Statement is declared effective by the Commission (or becomes effective in the case of an Automatic Shelf Registration Statement) until the earlier of (i) two years after the 23rd trading day immediately following the maturity date of the Notes or (ii) the date upon which there are no Notes or Registrable Securities outstanding. The Company shall be deemed not to have used its reasonable efforts to keep the Shelf Registration Statement effective during the Shelf Registration Period if it voluntarily takes any action that would result in Holders of Registrable Securities not being able to offer and sell such Common Shares at any time during the Shelf Registration Period, unless such action is (x) required by applicable law or otherwise undertaken by the Company in good faith and for valid business reasons (not including avoidance of the Company’s obligations hereunder), including the acquisition or divestiture of assets, and (y) permitted by Section 3(i) hereof. None of the Company, the Operating Partnership or any of their respective securityholders (other than Holders of Registrable Securities) shall have the right to include any securities of the Company or the Operating Partnership in any Shelf Registration Statement other than Registrable Securities.
     (d) The Company shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Act; and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.
     (e) The Company shall issue a press release through Dow Jones & Company, Inc. and Bloomberg Business News announcing the anticipated filing date and effective date of the Shelf Registration Statement as promptly as practicable prior to the anticipated effective date thereof. Each Holder of Registrable Securities agrees to deliver to the Company a Notice and Questionnaire and such other information as the Company may reasonably request in writing on or prior to the 10th Business Day before the effective date of the Shelf Registration Statement. From and after the effective date of the Shelf Registration Statement, the Company shall use reasonable efforts after the date a Notice and Questionnaire is delivered to the Company by a Holder within 20 Business Days after such date, (i) (A) if required by applicable law, to file with the Commission a post-effective amendment or prospectus supplement to the Shelf; provided however that the Company shall not be required to file more than one post-effective amendment or prospectus supplement in any 90-day period in accordance with this Section 2(e)(i) or (B) to prepare and, if permitted or required by applicable law, to file a supplement to the related Prospectus or an amendment or supplement to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus, and so that such Holder is permitted to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use reasonable efforts to cause such post-effective amendment to be declared effective under the Act as promptly as is practicable; (ii) provide such Holder, upon request, copies of any documents filed pursuant to Section 2(e)(i hereof; and (iii) notify such Holder as promptly as practicable after the effectiveness under the Act of any post-effective amendment filed pursuant to Section 2(e)(i) hereof; provided, that if such Notice and Questionnaire is delivered during a Deferral Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Deferral Period in accordance with Section 3(i) hereof. Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in the Shelf Registration Statement or related Prospectus; provided, however, that any Holder that becomes a Notice Holder pursuant to the provisions of this Section 2(e) (whether or not such Holder was a Notice Holder at the effective date of the Shelf Registration Statement) shall be named as a selling securityholder in the Shelf Registration Statement or related Prospectus in accordance with the requirements of this Section 2(e). Notwithstanding the foregoing, if (A) the Notes are called for redemption and the then prevailing market price of the Common Shares is above the Exchange Price or (B) the Notes are exchanged as provided for in Section 4.02 of the Indenture, then the Company shall file any post-effective amendment or supplement within five Business Days of the redemption date or the end of the exchange period, as applicable.
     3. Registration Procedures. The following provisions shall apply in connection with the Shelf Registration Statement.
     (a) The Company shall:

     (i) furnish to the Representative and to counsel for the Notice Holders, not less than five Business Days prior to the filing thereof with the Commission, a copy of the Shelf Registration Statement and each amendment thereto and each amendment or supplement, if any, to the Prospectus included therein (including all documents incorporated by reference therein after the initial filing) and shall use its reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as the Representative reasonably proposes; and
     (ii) include information regarding the Notice Holders and the methods of distribution they have elected for their Registrable Securities provided to the Company in Notices and Questionnaires as necessary to permit such distribution by the methods specified therein.
     (b) The Company shall ensure that:
     (i) the Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Act; and
     (ii) the Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
     (c) The Company shall advise the Representative, the Notice Holders and any underwriter that has provided in writing to the Company a telephone or facsimile number and address for notices, and confirm such advice in writing, if requested (which notice pursuant to clauses (ii)-(v) of this Section 3(c) shall be accompanied by an instruction to suspend the use of the Prospectus until the Company shall have remedied the basis for such suspension):
     (i) when the Shelf Registration Statement and any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;
     (ii) of any request by the Commission for any amendment or supplement to the Shelf Registration Statement or the Prospectus or for additional information;
     (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the institution or threatening of any proceeding for that purpose;
     (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Common Shares included therein for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose; and

     (v) of the happening (without notice of the nature or details of such events) of any event that requires any change in the Shelf Registration Statement or the Prospectus so that, as of such date, they (A) do not contain any untrue statement of a material fact and (B) do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.
     (d) The Company shall use its reasonable efforts to prevent the issuance of any order suspending the effectiveness of the Shelf Registration Statement or the qualification of the securities therein for sale in any jurisdiction and, if issued, to obtain as soon as possible the withdrawal thereof. The Company shall undertake additional actions as required to permit unrestricted resales of the Common Shares in accordance with the terms and conditions of this Agreement.
     (e) Upon request, the Company shall furnish to each Notice Holder, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, including all material incorporated therein by reference, and, if a Notice Holder so requests, all exhibits thereto (including exhibits incorporated by reference therein).
     (f) During the Shelf Registration Period, if required by applicable law, the Company shall promptly deliver to each Initial Purchaser, each Notice Holder, and any sales or placement agents or underwriters acting on their behalf, without charge, as many copies of the Prospectus (including the preliminary Prospectus, if any) included in the Shelf Registration Statement and any amendment or supplement thereto as any such person may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the foregoing in connection with the offering and sale of the Common Shares.
     (g) Prior to any offering of Common Shares pursuant to the Shelf Registration Statement, the Company shall arrange for the qualification of the Common Shares for sale under the laws of such jurisdictions as any Notice Holder shall reasonably request and shall maintain such qualification in effect so long as required; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the Initial Placement or any offering pursuant to the Shelf Registration Statement, in any jurisdiction where it is not then so subject.
     (h) Upon the occurrence of any event contemplated by subsections (c)(ii) through (v) above, the Company shall promptly (or within the time period provided for by Section 3(i) hereof, if applicable) prepare a post-effective amendment to the Shelf Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to Initial Purchasers of the securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (i) Upon the occurrence or existence of any pending corporate development, public filings with the Commission or any other material event that, in the reasonable judgment of the Company, makes it appropriate to suspend the availability of the Shelf Registration Statement and the related Prospectus, the Company shall give notice (without notice of the nature or details of such events) to the Notice Holders that the availability of the Shelf Registration Statement is suspended and, upon actual receipt of any such notice, each Notice Holder agrees not to sell any Registrable Securities pursuant to the Shelf Registration Statement until such Notice Holder’s receipt of copies of the supplemented or amended Prospectus provided for in Section 3(h) hereof, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The period during which the availability of the Shelf Registration Statement and any Prospectus is suspended (the “Deferral Period”) shall not exceed 45 days in any 90-day period or 135 days in any 360-day period.
     (j) The Company shall comply with all applicable rules and regulations of the Commission and shall make generally available to its securityholders an earnings statement satisfying the provisions of Section 11(a) of the Act as soon as practicable after the effective date of the Shelf Registration Statement and in any event no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Shelf Registration Statement.
     (k) Subject to Section 6 hereof, the Company shall enter into customary agreements (including, if requested, an underwriting agreement in customary form) and take all other appropriate actions in order to expedite or facilitate the registration or the disposition of the Common Shares, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain customary indemnification provisions and procedures.
     (l) The Company shall use its reasonable efforts to take all other steps necessary to effect the registration of the Common Shares covered by the Shelf Registration Statement.
     4. Registration Expenses. The Company shall pay all Registration Expenses in connection with any Shelf Registration Statement filed pursuant to Section 2(a) hereof (including the fees and disbursements of no more than one firm of counsel for the Holders of the Registrable Securities in connection with the review of any Shelf Registration Statement, Prospectus or amendment or supplement thereto in accordance with the provisions of Section 3(a) hereof). Except as provided herein, each Holder shall pay all commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement.
     5. Indemnification and Contribution.
     (a) The Company and the Operating Partnership agree jointly and severally to indemnify and hold harmless each Holder of Registrable Securities (including each Initial Purchaser), its directors, officers, employees and agents, and each person, if any, who controls any Holder within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Holder”), against any loss, claim, damage, liability or expense, as incurred, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or expense relating to resales of the Registrable Securities) (collectively, “Losses”), to which such Indemnified Holder may become subject, insofar as any such Loss arises out of or is based upon:
     (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Shelf Registration Statement as originally filed or in any amendment thereof, or (B) any blue sky application or other document or any amendment or supplement thereto prepared or executed by the Company (or based upon written information furnished by or on behalf of the Company expressly for use in such blue sky application or other document or amendment or supplement) filed in any jurisdiction specifically for the purpose of qualifying any or all of the Registrable Securities under the securities law of any state or other jurisdiction (such application or document being hereinafter called a “Blue Sky Application”), or, in each case, the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading; or
     (ii) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Indemnified Holder for any and all expenses including the reasonable fees and disbursements of counsel as such expenses are reasonably incurred by such Indemnified Holder in connection with investigating, defending, settling, compromising or paying any such Loss; provided, however, that the foregoing indemnity agreement shall not apply to any Loss to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder (or its related Indemnified Holder) expressly for use therein. The indemnity agreement set forth in this Section 6(a) shall be in addition to any liabilities that the Company may otherwise have.
The Company and the Operating Partnership jointly and severally also agree to indemnify as provided in this Section 6(a) or contribute as provided in Section 6(e) hereof to Losses of each underwriter, if any, of Registrable Securities registered under a Shelf Registration Statement, their directors, officers, employees or agents and each person who controls such underwriter on substantially the same basis as that of the indemnification of the Initial Purchasers and the selling Holders provided in this Section 6(a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement.
     (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company and the Operating Partnership, each of its trustees, each of its officers who sign the Shelf Registration Statement and each person, if any, who controls the Company or the Operating Partnership within the meaning of the Securities Act or the Exchange Act (i) to the same extent as the foregoing indemnity from the Company and the Operating Partnership to each such Holder, but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity and (ii) against any Loss, joint or several, including, but not limited to, any Loss relating to resales of the Registrable Securities, to which such person may become subject, insofar as any such Loss arises out of, or is based upon any Free Writing Prospectus used by such Holder without the prior consent of the Issuer, and in connection with any underwritten offering, the underwriters, provided that the indemnification obligation in this clause (ii) shall be several, not joint and several, among the Holders who used such Free Writing Prospectus. This indemnity agreement set forth in this Section shall be in addition to any liabilities which any such Holder may otherwise have.
     (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof, but the failure to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party in its reasonable discretion; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party in its reasonable discretion to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

     (d) The indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be withheld unreasonably, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any Loss by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by Section 6(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.
     (e) If the indemnification provided for in Section 6 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any Loss referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any Loss referred to therein:
     (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Holders, on the other hand, from the offering and sale of the Registrable Securities, on the one hand, and a Holder with respect to the sale by such Holder of the Registrable Securities, on the other hand, or
     (ii) if the allocation provided by Section (6)(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 6(e)(i) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and the Holders, on the other hand, in connection with the statements or omissions or alleged statements or omissions that resulted in such Loss, as well as any other relevant equitable considerations.
The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Holders, on the other hand, in connection with such offering and such sale of the Registrable Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes purchased under the Purchase Agreement (before deducting expenses) received by the Company and the Operating Partnership and the total proceeds received by the Holders with respect to their sale of Registrable Securities. The relative fault of the Company and the Operating Partnership, on the one hand, and the Holders, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Operating Partnership, on the one hand, or the Holders, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Operating Partnership and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 6(e) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 6(e).
The amount paid or payable by a party as a result of the Loss referred to above shall be deemed to include, subject to the limitations set forth in Section 6(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.
Notwithstanding the provisions of this Section 6, in no event will (i) any Holder be required to undertake liability to any person under this Section 6 for any amounts in excess of the dollar amount of the proceeds to be received by such Holder from the sale of such Holder’s Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Shelf Registration Statement under which such Registrable Securities are to be registered under the Securities Act and (ii) any underwriter be required to undertake liability to any person hereunder for any amounts in excess of the discount or commission payable to such underwriter with respect to the Registrable Securities underwritten by it and distributed to the public. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute as provided in this Section 6(e) are several and not joint.
     (f) The provisions of this Section 6 shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company, the Operating Partnership or any of the officers, directors, employees, agents or controlling persons referred to in Section 6 hereof, and will survive the sale by a Holder of Registrable Securities.
     6. Underwritten Registrations. (a) In no event will the method of distribution of Registrable Securities take the form of an underwritten offering without the prior written consent of the Company.
     (b) If any Common Shares covered by the Shelf Registration Statement are to be sold in an underwritten offering, the Managing Underwriters shall be selected by the Company, subject to the prior written consent of the Majority Holders.
     (c) No person may participate in any underwritten offering pursuant to the Shelf Registration Statement unless such person (i) agrees to sell such person’s Common Shares on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements; and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

     7. Registration Defaults. If any of the following events shall occur, then the Operating Partnership shall pay liquidated damages (the “Additional Interest”) to the Holders as follows:
     (a) if the Shelf Registration Statement (which shall be an Automatic Shelf Registration Statement if the Company is then a WKSI on the date of such filing) is not filed with the Commission on or prior to May 1, 2007 then, commencing on May 2, 2007, Additional Interest shall accrue on the aggregate outstanding principal amount of the Notes at a rate of 0.25% per annum for the first 90 days from and including April 16, 2007 and 0.50% per annum thereafter; or
     (b) if the Shelf Registration Statement is not declared effective by the Commission (or has not become effective in the case of an Automatic Shelf Registration Statement) on or prior to the 210th day following the Closing Date, then commencing on the 211st day after the Closing Date, Additional Interest shall accrue on the aggregate outstanding principal amount of the Notes at a rate of 0.25% per annum for the first 90 days from and including such 211st day and 0.50% per annum thereafter; or
     (c) if the Shelf Registration Statement has been declared or become effective but ceases to be effective or usable for the offer and sale of the Registrable Securities, other than in connection with (A) a Deferral Period or (B) as a result of a requirement to file a post-effective amendment or supplement to the Prospectus to make changes to the information regarding selling securityholders or the plan of distribution provided for therein, at any time during the Shelf Registration Period and the Company does not cure the lapse of effectiveness or usability within ten Business Days by a post-effective amendment, prospectus supplement or report filed under the Exchange Act (or, if a Deferral Period is then in effect and subject to the 20 Business Day filing requirement and the proviso regarding the filing of post-effective amendments in Section 2(e) with respect to any Notice and Questionnaire received during such period, within ten Business Days following the expiration of such Deferral Period or period permitted pursuant to Section 2(e)) then Additional Interest shall accrue on the aggregate outstanding principal amount of the Notes at a rate of 0.25% per annum for the first 90 days from and including the day following such tenth Business Day and 0.50% per annum thereafter; or
     (d) if the Company through its omission fails to name as a selling securityholder any Holder that had timely complied with its obligations hereunder in a manner to entitle such Holder to be so named in (i) the Shelf Registration Statement at the time it first became effective or (ii) any post-effective amendment to the Shelf Registration Statement or any Prospectus at the later of time of filing thereof or the time the Shelf Registration Statement of which the Prospectus forms a part becomes effective then Additional Interest shall accrue, on the aggregate outstanding principal amount of the Notes held by such Holder, at a rate of 0.25% per annum for the first 90 days from and including the day following the effective date of such Shelf Registration Statement or post-effective amendment or the time of filing of such Prospectus, as the case may be, and 0.50% per annum thereafter; or
     (e) if the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period pursuant to Section 3(i) hereof, then commencing on the day the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period, Additional Interest shall accrue on the aggregate outstanding principal amount of the Notes at a rate of 0.25% per annum for the first 90 days from and including such date, and 0.50% per annum thereafter;
provided, however, that (1) upon the filing of the Shelf Registration Statement (in the case of paragraph (a) above), (2) upon the effectiveness of the Shelf Registration Statement (in the case of paragraph (b) above), (3) upon such time as the Shelf Registration Statement which had ceased to remain effective or usable for resales again becomes effective and usable for resales (in the case of paragraph (c) above), (4) upon the time such Holder is permitted to sell its Registrable Securities pursuant to any Shelf Registration Statement and Prospectus in accordance with applicable law (in the case of paragraph (d) above) (5) upon the termination of the Deferral Period that caused the limit on the aggregate duration of Deferral Periods in a period set forth in Section 3(i) to be exceeded (in the case of paragraph (e) above) or (6) upon the date the Shelf Registration Statement is no longer required to be kept effective, the Additional Interest shall cease to accrue.
     Any amounts of Additional Interest due pursuant to this Section 7 will be payable in cash on the next succeeding interest payment date to Holders entitled to receive such Additional Interest on the relevant record dates for the payment of interest. If any Note ceases to be outstanding during any period for which Additional Interest are accruing, the Company will prorate the Additional Interest payable with respect to such Note.
     The Additional Interest rate on the Notes shall not exceed 0.50% per annum in the aggregate. Notwithstanding any provision in this Agreement, in no event shall Additional Interest accrue to holders of Common Shares issued upon exchange of Notes. In lieu thereof, the Company shall increase the Conversion Rate (as defined in the Indenture) by 3% for each $1,000 principal amount of Notes exchanged at a time when such Registration Default has occurred and is continuing.
     8. No Inconsistent Agreements. Neither the Company nor the Operating Partnership has entered into, and each agrees not to enter into, any agreement with respect to its securities that is inconsistent with the registration rights granted to the Holders herein.
     9. Rule 144A and Rule 144. So long as any Registrable Securities remain outstanding, the Company shall use its reasonable best efforts to file the reports required to be filed by it under Rule 144A(d)(4) under the Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the written request of any Holder of Registrable Securities, make publicly available other information so long as necessary to permit sales of such Holder’s Registrable Securities pursuant to Rules 144 and 144A of the Act. The Company covenants that it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Act within the limitation of the exemptions provided’ by Rules 144 and 144A (including, without limitation, the requirements of Rule 144A(d)(4)). Upon the written request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 9 shall be deemed to require the Company or the Operating Partnership to register any of its securities pursuant to the Exchange Act.
     10. Listing. The Company shall use its reasonable efforts to obtain the approval of the Common Shares for listing on the New York Stock Exchange.
     11. Amendments and Waivers. The provisions of this Agreement may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Majority Holders; provided that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective; provided, further, that no amendment, qualification, supplement, waiver or consent with respect to Section 7 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder; and provided, further, that the provisions of this Article 11 may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Initial Purchasers and each Holder.
     12. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:
     (a) if to a Holder, at the most current address given by such holder to the Company in accordance with the provisions of the Notice and Questionnaire;
     (b) if to the Initial Purchasers or the Representative, initially at the address or addresses set forth in the Purchase Agreement; and
     (c) if to the Company or the Operating Partnership, initially at its address set forth in the Purchase Agreement.
     All such notices and communications shall be deemed to have been duly given when received.
     The Initial Purchasers, the Company or the Operating Partnership by notice to the other parties may designate additional or different addresses for subsequent notices or communications.
     Notwithstanding the foregoing, notices given to Holders holding Notes in book-entry form may be given through the facilities of DTC or any successor depositary.
     13. Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns, including, without the need for an express assignment or any consent by the Company or the Operating Partnership thereto, subsequent Holders of Common Shares, and the indemnified persons referred to in Section 5 hereof. The Company and the Operating Partnership hereby agree to extend the benefits of this

Agreement to any Holder of Common Shares, and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.
     14. Third Party Beneficiaries. Each Holder shall be a third party beneficiary of the agreements made hereunder between the Company and the Initial Purchasers, and the Initial Purchasers shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.
     15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
     16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
     17. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.
     18. Severability. In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.
     19. Common Shares Held by the Company, etc. Whenever the consent or approval of Holders of a specified percentage of principal amount of Common Shares is required hereunder, Common Shares held by the Company or its Affiliates (other than subsequent Holders of Common Shares if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Common Shares) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement by and among the Company, the Operating Partnership and the several Initial Purchasers.

Very truly yours,

FIRST POTOMAC REALTY TRUST

By:	/s/ Barry H. Bass
Name: Barry H. Bass
Title: Executive Vice President and CFO

FIRST POTOMAC REALTY INVESTMENT LIMITED PARTNERSHIP

By: First Potomac Realty Trust, its General Partner

By:	/s/ Barry H. Bass
Name: Barry H. Bass
Title: Executive Vice President and CFO
The foregoing Agreement is hereby confirmed and accepted as of the date first above written.
Acting on behalf of itself and as Representative of
the several Initial Purchasers
WACHOVIA CAPITAL MARKETS, LLC

By:	/s/ Michael Golden

Name: Michael Golden
Title: Vice President